As filed with the Securities and Exchange Commission on March 27, 2000
                                                    Registration No. 333-______

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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  DATAKEY, INC.
                (Name of Registrant as specified in its Charter)
           Minnesota                                            41-1291472
(State or other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)
                                  Datakey, Inc.
                            407 West Travelers Trail
                           Burnsville, Minnesota 55337
                                 (612) 890-6850
   (Address and Telephone Number of Registrant's Principal Executive Offices)

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                               Alan G. Shuler, CFO
                                  Datakey, Inc.
                            407 West Travelers Trail
                           Burnsville, Minnesota 55337
                                 (612) 890-6850
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                         Elizabeth McGraw Reiskytl, Esq.
                            Fredrikson & Byron, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors and as Selling Shareholders shall determine.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:
         If any of the securities being registered on this form to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box:
         If this Form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     Title of Each                                  Proposed Maximum       Proposed Maximum
  Class of Securities         Amount to be           Offering Price       Aggregate Offering          Amount of
    to be Registered           Registered             per Unit (1)             Price (1)          Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value       800,000 shares            $12.375               $9,900,000             $2,613.60
    $0.05 per share)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock (par value       880,000 shares(2)         $12.375              $10,890,000             $2,874.96
    $0.05 per share)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
         TOTAL              1,680,000 shares                                 $20,790,000             $5,488.56
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, (the "Act") and based upon the average of the high and low sale prices for such stock on March 24, 2000, as reported by the Nasdaq SmallCap Market.
(2) Represents shares issuable to Selling Shareholders upon the exercise of warrants and then offered for resale pursuant to this registration, including warrants to purchase 800,000 shares at $5.00 per share and warrants to purchase 80,000 shares at $5.50 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commissions, acting pursuant to aforesaid
Section 8(a), may determine.

                                   PROSPECTUS

                                  DATAKEY, INC.

                        1,680,000 SHARES OF COMMON STOCK


         This Prospectus relates to the offer and sale of up to 1,680,000 shares of Common Stock (the "Shares"), par value $.05 per share, of Datakey, Inc., a Minnesota corporation (the "Company" or "Datakey"), that may be offered and sold from time to time by the shareholders described herein under "Selling Shareholders" (the "Selling Shareholders") or by pledgees, donees, transferees, or other successors in interest that receive such shares as a gift, distribution, or other non-sale related transfer. The Selling Shareholders may offer their Shares from time to time through or to brokers or dealers in the over-the-counter market at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the Selling Shareholders. The Company will not receive any proceeds from the sale of Shares by the Selling Shareholders.
See "Plan of Distribution."

         The Company will bear all expenses of the offering (estimated at $12,000), except that the Selling Shareholders will pay any applicable underwriter's commissions and expenses, brokerage fees or transfer taxes, as well as any fees and disbursements of counsel and experts for the Selling Shareholders.

         The Shares may be sold from time to time in transactions on the Nasdaq SmallCap Market at the market prices then prevailing, in privately negotiated transactions or otherwise. In connection with any sales, the Selling Shareholders and any brokers and dealers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act. See "Plan of Distribution."

         Datakey's Common Stock is traded on the Nasdaq SmallCap Market under the symbol of "DKEY." The closing sale price of the Common Stock on March 24, 2000 was $12.4375 per share.

         The Shares are comprised of 800,000 shares of Common Stock and five-year warrants to purchase an aggregate of 800,000 shares of the Company's Common Stock with an exercise price of $5.00 per share issued by the Company to certain investors on February 11 and February 15, 2000 in a private offering. As part of the financing, the Company also issued to its agent five-year warrants to purchase an aggregate of 80,000 shares of Common Stock at an exercise price of $5.50. The warrants issued to the investors and the agent are referred to herein as the "Warrants."

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     The Common Stock offered by this Prospectus is speculative and involves a high degree of risk. See "Risk Factors" beginning on page 4.

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          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRE-
                SENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is April __, 2000.

         No dealer, salesman or any other person is authorized to give any information or to make any representations, other then those contained or incorporated by reference in this Prospectus, in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                              AVAILABLE INFORMATION

         Prior to this Offering, the Company has been subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Company has filed with the Washington, D.C. Office of the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the sale of the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is made to the Registration Statement, including the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement and the Company's Exchange Act reports, proxy statements and other information may be inspected by anyone without charge at the principal office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of such material may be obtained upon payment of the prescribed fees from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement and the Company Exchange Act filings may also be accessed through the Commission's Web site (http://www.sec.gov). The Company's Common Stock is currently listed on the Nasdaq SmallCap Market under the symbol "DKEY."

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following document filed by the Company with the Commission is hereby incorporated by reference in this Prospectus and shall be deemed to be a part thereof:

              The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Alan G. Shuler, Chief Financial Officer, Datakey, Inc., 407 West Travelers Trail, Burnsville, Minnesota 55337, telephone (612) 890-6850.

                                 COMPANY SUMMARY

         Datakey, Inc. was incorporated under the laws of the State of Minnesota in 1976 under the name "The Systems Group, Inc." In 1980, the Company changed its name to Datakey, Inc. The Company provides product, subsystem and system solutions to record, store and transmit electronic information. Datakey also manufactures and sells products and systems directed to the information security market which enable user identification and authentication, secure data exchange and information validation. It also provides OEM products, consisting of proprietary memory keys, cards and other custom-shaped tokens that serve as a convenient way to carry electronic information and are packaged to survive in portable environments.

         The Company's first portable memory products, consisting of an electronic key and support electronics, were introduced in 1981 for applications requiring convenient storage, transportation and management of information. The Company's current products utilize semiconductor technology to provide a storage device more versatile than conventional portable information products such as keys, badges and magnetic stripe cards. The Company's current product line of portable memory devices and associated interface products provide up to 32,768,000 bits of data storage which are used in a wide range of applications including communications security, computer security, facility security, vending and process control.

         Each of the Company's portable memory systems consist of one or more portable memory devices, access devices and, for certain models, interface modules containing microprocessors. These components, together with the user's processor-based equipment, function as an integrated system allowing instantaneous processing of personalized data carried within a portable data carrier. Through the incorporation of advanced semiconductor memory technology, the Company's portable memory device is able to store and carry substantial amounts of information. When the memory device is used in conjunction and with the other components of the Company's system, information can be selectively altered, added to or erased, as required, to effectively and reliably manage or control a particular activity or transaction.

         In 1997, the Company introduced end-user systems that utilize smart cards or smart keys and are designed to provide advanced information security utilizing digital signatures and encryption. These systems incorporate hardware and software to provide a higher level of security than is obtainable with current software only solutions.

         The Company's principal executive offices are located at 407 West Travelers Trail, Burnsville, Minnesota 55337, and its telephone number is (612) 890-6850.

                                  RISK FACTORS

         An investment in the Securities offered hereby involves a high degree of risk. The Securities offered hereby should not be purchased by persons who cannot afford the entire loss of their investment. Prospective investors should carefully consider the following factors, in addition to the other information presented in this Prospectus, in evaluating the Company and its businesses. This Prospectus contains certain forward-looking statements. The Company's actual results could differ materially from the results currently anticipated by management of the Company in such forward-looking statements as a result of a variety of factors, including, but not limited to, "Risk Factors" described below, and elsewhere, in this Prospectus.

   1. Losses: The Company incurred losses of $2,289,000 and $2,909,000 in 1998 and 1999, respectively, related primarily to the development of its information security products. The Company expects material additional losses to continue through 2000. The Company's ability to achieve profitability depends on significantly increasing sales of its information security products, and based on financial results to date, there is no assurance the Company will be successful in this regard.

   2. Reliance on information security products: The Company's future growth and profitability directly depends on the success of its information security (Information Security Solutions or ISS) products, which is subject to all of the risks inherent in the establishment of any new business venture. The Company's development, manufacture and distribution of its information security products is consuming the majority of the Company's cash and is unprofitable. Sales levels of such products lie far below the Company's projections set at the beginning of 1999, and there is no assurance that sales of ISS products will ever be sufficient for the Company to attain profitability. If, for any reason, the Company is unsuccessful in significantly increasing the sales of its information security products and attaining overall profitability, the Company's ability to continue operations in its current form would be doubtful.

   3. Dependence on customer acceptance: While Datakey performs market research and beta testing to determine the viability of its new products, actual user acceptance will ultimately dictate the success of the marketing and sales efforts of new products such as SignaSURE CIP and ESS. Based on the Company's experience to date, no assurances exist that Datakey's products will ultimately receive satisfactory customer acceptance or that investments already made and additional investments planned for 2000 will result in an acceptable financial return.

   4. Need for additional capital: Even though the Company raised $5,500,000 pursuant to its October 1999 and February 2000 private offerings and an additional $1,065,565 from the exercise of outstanding warrants since January 1, 2000, the Company may require additional capital later in 2000, the amount of which will depend primarily on the sales levels of the Company's information security products. To date, the Company has not been able to accurately project future information security product sales, and there is no assurance that its current sales projections will be met. If the Company is not successful in significantly increasing the sales levels of its integrated system solutions products in 2000, the Company may be forced at some point in 2000 or thereafter to curtail or discontinue operations unless it was then in a position to obtain the required additional capital. Such capital may not be available on terms satisfactory to the Company, or at all.

   5. Volatility of Stock Price: The market price of the Company's Common Stock has appreciated substantially since November 1, 1999, rising from $1.00 per share to $16.813 per share on March 14, 2000. The Company is not aware of any particular event or circumstance which might account for this increase, although it is aware that technology companies are currently deemed to be attractive investments. However, any unfavorable disclosure relating to the Company's development or marketing of its ISS product line, product effectiveness, competition, as well as other matters would likely materially adversely impact the market price of the Company's Common Stock.

   6. Risk of rapid technological change: In the information security market, Datakey faces significant risks due to the rapid and continual changes in available technology. Datakey's information security end-user products such as SignaSURE CIP and SignaSURE ESS integrate hardware tokens with software that provides a much higher level of security than software implementations alone. Software only solutions may be developed in the future which could provide this security. Such development could materially adversely affect Datakey's business.

   7. Price competition: While Datakey believes that its strategy of providing token-based product solutions at a price that is competitive with software-only products is attainable, there are no assurances that competitive pressures will not force the Company to accept reduced margins to compete in the future. Large companies with significantly greater resources have recognized the need for information security and will likely enter this market as competitors with much greater financial resources. A portion of the end-user's product cost consists of royalties and license fees, which would need to be re-negotiated in order to maintain acceptable profit margins.

   8. Dependence on Management and Technical Personnel: The Company's ability to meet its projections for the Company's information security business depends upon the efforts and abilities of its management team, its software engineers and other technical personnel. The Company's inability to retain such highly skilled persons due either to its current economic circumstances or the intense competition faced in the market for such persons would substantially limit the Company's ability to further its efforts in this new business venture.

   9. Delays in product delivery schedules: Datakey's success depends to a certain extent on its ability to meet its currently scheduled development timetable. Delays in the release of new products, as well as enhancements to current products, will cause operational inefficiencies, increased development costs and reduced revenues and may affect customer acceptance.

   10. Risk of integrated information security products: Although the Company's new products are designed to operate seamlessly with popular application programs, new application programs that integrate information security into their product could erode the future market for these Datakey products.

   11. Dependence on new marketing and sales organization: The future revenue of Datakey end-user systems is dependent on the success of a new and untested marketing and direct sales organization.

   12. Competition from other information transmission media: Corporate utilization of the Internet and internal intranets dictate a need for information security, but there are no assurances that other, more secure information transmission media may not become available in the future that would preclude the need for the type of information security the Company's products offer.

                                 USE OF PROCEEDS

         The Company is not selling any of the Shares and will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         Set forth below are the names of the Selling Shareholders, the number of shares of Common Stock of the Company beneficially owned by each of them as of March 16, 2000, the number of shares offered hereby and the percentage of the outstanding Common Stock to be owned if all the shares registered hereunder are sold by the Selling Shareholders. The shares offered hereby shall be deemed to include shares offered by any pledgee, donee, transferee or other successor in interest of any of the Selling Shareholders listed below, provided that this prospectus is amended or supplemented if required by applicable law.


------------------------------------------------ ------------ ------------- ------------- --------------- -------------
                                                            Number of Shares                                   %
                                                           Beneficially Owned               Number of        Owned
                                                 ----------------------------------------     Shares         After
                                                                Warrant                      Offered        Offering
                     Name                          Shares      Shares(1)      Total(2)      Hereby(2)         (3)
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Robert G. Allison                                   81,000       38,129        119,129        20,000          1.1%
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
John Altmann                                         2,500        2,500          5,000         5,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Gary R. Archambault &
  Karen L. Archambault JT                            9,000       15,000         24,000        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Steven J. Bateman                                   10,000       10,000         20,000        20,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Shirley A. Baxter, Trustee, FBO Shirley A.
  Baxter Rev. Trust U/A Dtd 7/03/96                 10,000        9,129         19,129        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Kenneth G. Benson                                    7,500        7,500         15,000        15,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Gary A. Bergren                                     37,000       17,000         54,000        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Aaron Boxer, Trustee, Aaron Boxer
  Rev. Trust U/A Dtd 8/1/89                        100,000      100,000        200,000       200,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Pamela L. Brown, Trustee, FBO Pamela L.
  Brown Trust U/A Dtd 9/16/88                        5,000        5,000         10,000        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Craig L. Campbell                                   27,500       11,629         39,129        15,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Elizabeth H. Confer                                  5,000        5,000         10,000        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Ogden W. Confer                                     10,000       10,000         20,000        20,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Kenneth L. Cutler & Linda Cutler JT                 13,112       10,000         23,112        20,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Catherine Reid Day IRA, First Trust
  National Association Trustee                       9,000        5,000         14,000        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Charles E. Dolsky                                   25,020        5,000         30,020        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
USB Piper Jaffray as Custodian FBO
  Bradley A. Erickson IRA                           37,900       36,129         74,029        16,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Robert E. Flynn IRA, First Trust
  National Association Trustee                      11,000       20,000         31,000        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Luther O. Forde                                     45,020       10,000         55,020        20,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Dennis D. Gonyea                                    40,000       10,000         50,000        20,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Dorothy J. Hoel                                     20,000       30,000         50,000        12,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Betty L. Johnson (4)                                40,000       40,000         80,000        80,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Brian R. Johnson & Jennifer Johnson JT               5,000        5,000         10,000        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
David B. Johnson Family Foundation (4)             100,000      100,000        200,000       200,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Gary Kohler                                         10,000       15,168         25,168        20,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Raymond A. Lipkin (5)                              415,000      256,000        671,000       192,000          5.3%
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Sol Menche & Rochelle Menche JT                     60,000      140,000        200,000       120,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Jon Nelson & Paula Nelson JT                         2,500        2,500          5,000         5,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Perkins Capital Management, Inc. Profit
  Sharing Plan & Trust U/A Dtd12/15/86,
  Richard W. Perkins, Trustee                        5,000        5,000         10,000        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
USB Piper Jaffray as Custodian FBO
  Daniel S. Perkins IRA (6)                         27,300       11,529         38,829        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Perkins Foundation                                   5,000        5,000         10,000        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Perkins and Partners, Inc. Profit Sharing
  Plan & Trust U/A Dtd 10/19/76                      5,000        5,000         10,000        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
USB Piper Jaffray as Custodian FBO
  Patrice M. Perkins IRA (6)                        25,300        9,529         34,829         6,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Richard C. Perkins                                  10,000       10,000         20,000        20,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
USB Piper Jaffray as Custodian FBO
  Richard C. Perkins IRA                            64,000       48,129        112,129        40,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
USB Piper Jaffray as Custodian FBO
  James G. Peters IRA                               14,000        6,000         20,000        12,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
USB Piper Jaffray as Custodian FBO
  David H. Potter IRA                               14,000        6,000         20,000        12,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Pyramid Partners, L.P.                             251,078       64,559        315,637       100,000          2.4%
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Pyramid Trading Limited Partnership                 80,000       80,000        160,000       160,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Jeffrey D. Rahm & Susan D. Rahm JT                  11,500        7,500         19,000        15,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
David E. Riviere                                                  2,500                        5,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
USB Piper Jaffray as Custodian FBO
  Harold Roitenberg IRA                             10,000       10,000         20,000        20,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Angeline A. Schnobrich                              25,020        5,000         30,020        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Sterling Supply, Inc. Profit Sharing Plan
  Trust Dtd 12/27/67, Jay Norelius & Neil
  Norelius Trustees                                  9,000        5,000         14,000        10,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Thomas C. Tsatsos IRA, First Trust
  National Association Trustee                       7,500        7,500         15,000        15,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Jeff Walker                                          5,000        5,000         10,000        10,000           *
----------------------------------------------- ------------ ------------- ------------- --------------- -------------
Shawn P. Weinand                                    17,000       10,000         27,000        20,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
David M. Westrum, Trustee U/A 6/01/97,
  David M. Westrum Rev. Living Trust                31,500       35,629         67,129        15,000           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Miller, Johnson & Kuehn, Incorporated               31,700       26,062         57,762        21,062           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
David B. Johnson (4)(7)                            115,955       25,905        141,860        15,802          1.4%
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Paul R. Kuehn (7)                                   39,654       25,904         65,558        15,802           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Joseph D. Leach                                      8,175       18,555         26,730        16,800           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Eldon C. Miller (7)                                 15,934        8,645         24,579         5,267           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------
Stanley D. Rahm (7)                                 15,934        8,645         24,579         5,267           *
------------------------------------------------ ------------ ------------- ------------- --------------- -------------

 *       Less than 1.0%.

(1) Includes an aggregate of (i) 488,275 shares that may be purchased by certain Selling Shareholders upon exercise of warrants issued in May 1998 and October 1999, which shares are not being offered hereby, and
         (ii) 880,000 shares that may be purchased by the Selling Shareholders upon exercise of warrants issued in February 2000, which shares are being offered hereby.

(2) The above numbers assume that the Selling Shareholders will exercise the Warrants for cash. If the Selling Shareholders use the cashless exercise alternative, the actual number of shares of Common Stock issued will be fewer, depending on the market value of the underlying shares of Common Stock immediately prior to exercise.

(3) The percentage of shares beneficially owned by each Selling Shareholder is based on 8,887,879 shares of Common Stock outstanding, including 8,007,879 shares outstanding as of March 16, 2000 and 880,000 shares to be outstanding if all February 2000 warrants are exercised. Assumes the sale of all the Shares being offered hereby.

(4) The shares shown for each of Betty Johnson, David B. Johnson and the David B. Johnson Family Foundation, respectively, each of whom is a Selling Shareholder, are not included in the holdings of the others even though each may be deemed to beneficially own all of the shares. Betty Johnson and David Johnson are married.

(5) Includes 10,000 shares owned by Mr. Lipkin's daughter for which he has dispositive power and shares voting power.

(6) Includes 6,300 shares and a warrant to purchase 6,529 shares held jointly by Daniel Perkins and Patrice Perkins, husband and wife. Shares held in individual trusts are included in the respective holdings.

(7) Does not include the shares held by Miller, Johnson & Kuehn, Incorporated ("MJK"), a Selling Shareholder. David Johnson, Paul Kuehn, Stanley Rahm and Eldon Miller are principals of MJK and may be deemed to beneficially own such shares.


         The Selling Shareholders and the officers and directors of any of such Selling Shareholders have not held any positions or office or had any other material relationship with the Company or any of its affiliates within the past three years.

         The Company has agreed with the Selling Shareholders to file with the Commission, under the Securities Act, a Registration Statement of which this Prospectus forms a part, with respect to the resale of the Shares, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier of (i) one year from the effectiveness of the Registration Statement, or (ii) the date on which all of the Shares have been sold.

                              PLAN OF DISTRIBUTION

         All or a portion of the Shares offered by the Selling Shareholders hereby may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following means: (a) ordinary brokerage or market making transactions and transactions in which the broker or dealer solicits purchasers; (b) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and
(c) purchases by a broker or dealer as principal and resales by such broker or dealer for its account pursuant to this Prospectus. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company and the Selling Shareholders have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act.

                            DESCRIPTION OF SECURITIES

         The aggregate number of shares of stock which the Company has the authority to issue is 12,500,000 shares, consisting of 11,000,000 shares of Common Stock, par value $.05, 400,000 shares of Convertible Preferred Stock, 150,000 shares of Series A Convertible Cumulative Preferred Stock and 950,000 shares of undesignated shares. Holders of Common Stock have no cumulative voting rights and no preemptive rights. Upon liquidation or dissolution, the holders of Common Stock will be entitled to share ratably in all assets available for distribution after the payment or provision for payment of all debts and liabilities and subject to the rights of the holders of any preferred stock which may be outstanding. Each share of Common Stock is entitled to dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor. The shares of Common Stock are quoted on the Nasdaq SmallCap Market under the symbol "DKEY." The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, fully paid and nonassessable.

                                  LEGAL MATTERS

         Certain legal matters associated with the Shares being offered hereby will be passed upon for the Company by Fredrikson & Byron, P.A., Minneapolis, Minnesota.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 have been audited by McGladrey & Pullen, LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                TABLE OF CONTENTS

                                                                 Page
                 Available Information                             2
                 Documents Incorporated By Reference               2
                 Company Summary                                   3
                 Risk Factors                                      4
                 Use of Proceeds                                   5
                 Selling Shareholders                              6
                 Plan of Distribution                              9
                 Description of Securities                         9
                 Legal Matters                                     9
                 Experts                                           9

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The estimated expenses in connection with this offering are as follows:

         Securities and Exchange Commission Filing Fee                $5,500.00
         Legal Fees and Expenses                                       2,000.00
         Accounting Fees and Expenses                                  2,000.00
         Printing                                                        500.00
         Miscellaneous                                                 2,000.00
                                                                     ==========
                  Total Expenses                                     $12,000.00
                                                                     ==========


Item 15.  Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person who was or is threatened to be made a party to any proceeding by reason of the former or present official capacity of such person, against judgments, penalties and fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions, acted in good faith, received no improper personal benefit and Section 302A.255 (which pertains to director conflicts of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by person in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

         Section 302A.521 also permits Minnesota corporations to amend their Articles of Incorporation to limit or eliminate personal liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty; however, forbids any limitation or elimination of director liability for (i) a breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) corporate distributions which are either illegal or in contravention of restrictions in the Articles, Bylaws or any agreement to which the corporation is a party, (iv) violations of Minnesota securities laws, (v) any transaction from which the director derived an improper personal benefit, or
(vi) any act or omission occurring prior to the effective date of the provision in the corporation's Articles eliminating or limiting liability.

         Article 6.1 of the Registrant's Restated Articles of Incorporation, as amended, reads as follows:

         To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

         The Company's Amended Bylaws provide for the indemnification of its directors, officers, employees and agents in accordance with, and to the fullest extent permitted by, Section 302A.521 of the Minnesota Business Corporation Act, as amended from time to time.

         Insofar as the indemnification of liabilities arising under the 1933 Act, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of its Restated Articles of Incorporation, Restated Bylaws and the provisions of the Minnesota Business Corporation Act, or otherwise, the Company has been advised by counsel that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, as amended, and is, therefore, unenforceable.

Item 16.  Exhibits.

         See Exhibit Index on page following signatures.

Item 17.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                  (iii) Include any additional material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports file by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That for determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnsville, State of Minnesota, on March 27, 2000.

                               Datakey, Inc.

                               By:  /s/ Carl P. Boecher
                                   Carl P. Boecher
                                   President and Chief Executive Officer
                                   (Principal Executive Officer)

                               By:   /s/ Alan G. Shuler
                                   Alan G. Shuler
                                   Vice President and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Carl P. Boecher and Alan G. Shuler, and each of them, as his or her true and lawful attorney-in fact and agent, with full power and substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Signatures                     Title                                    Date


/s/ Carl P. Boecher            President, Chief Executive        March 27, 2000
Carl P. Boecher                Officer and Director

/s/ Alan G. Shuler             Vice President and Chief          March 27, 2000
Alan G. Shuler                 Financial Officer

/s/ Thomas R. King             Director and Secretary            March 27, 2000
Thomas R. King

/s/ Terrence W. Glarner        Director                          March 27, 2000
Terrence W. Glarner

                               Director
Gary R. Holland

/s/ Eugene W. Courtney         Director                          March 27, 2000
Eugene W. Courtney

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  DATAKEY, INC.
                            EXHIBIT INDEX TO FORM S-3


Exhibit
Number                   Description

3.1 Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to Form 10-KSB for fiscal year ended December 31, 1999)

4.1 Certificate of Designation of Series A Preferred Stock (included in Articles of Incorporation--see Exhibit 3.1)

5.1      Opinion and Consent of Fredrikson & Byron, P.A.

10.1 Stock Purchase Agreement dated February 11, 2000 between the Company and certain investors

10.2 Registration Rights Agreement dated February 11, 2000 between the Company and certain investors.

23.1     Consent of McGladrey & Pullen, LLP

23.2     Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

24.1     Powers of Attorney (included as part of the signature page hereto)